UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2009

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 6, 2009 we announced that J. Kevin Gilligan was resigning from our Board of Directors effective February 15, 2009. We also announced that effective immediately Mr. Gilligan had resigned as our Independent Lead Director and that Dr. William R. Spivey has been appointed as our Independent Lead Director. Mr. Gilligan's resignation was not as a result of any disagreement with our company. Mr. Gilligan recently was appointed as Chief Executive Officer of Capella Education Company and his resignation will enable him to focus on his new employment position. Mr. Gilligan's resignation also avoids our company having two directors who are executives at a company unrelated to ADC. Lois M. Martin, Senior Vice President and Chief Financial Officer at Capella, is also a director of our company.

For more information on Dr. Spivey's appointment and Mr. Gilligan's resignation, please refer to the press release furnished as Exhibit 99.1 to this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

February 6, 2009	By:	Steven G. Nemitz

Name: Steven G. Nemitz
Title: Vice President, Controller

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 6, 2009